UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2016

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, the Company announced that Nicholas J. Sutton will retire from his position as Chief Executive Officer of Resolute Energy Corporation (the “Company”) effective December 31, 2016.

On August 24, 2016, the Board of Directors (the “Board”) of the Company approved a transition plan including (i) the promotion of Richard F. Betz, currently Executive Vice President and Chief Operating Officer of the Company, to the position of Chief Executive Officer of the Company, and (ii) the appointment of Mr. Sutton, as Executive Chairman of the Board, in each case to be effective contemporaneously with the retirement of Mr. Sutton as the Company’s Chief Executive Officer.  Biographical and related information regarding Messrs. Betz and Sutton is set forth in the Company’s proxy statement relating to its 2016 annual stockholders’ meeting, and such information is incorporated herein by reference.

Changes to the compensation of Mr. Betz relating to his promotion and changes to the compensation of Mr. Sutton relating to his retirement as Chief Executive Officer and appointment as Executive Chairman of the Board have not yet been determined.  It is anticipated that on or prior to December 31, 2016, certain changes will be made to Mr. Betz’s and Mr. Sutton’s Employment Agreements to be consistent with their new roles, the terms of which will be disclosed following the execution thereof.

Item 7.01.Regulation FD Disclosure.

On August 24, 2016, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Resolute Energy Corporation Press Release dated August 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resolute Energy Corporation Press Release dated August 24, 2016.